Exhibit 4(a)(2)


              Consulting Agreement dated April 9, 1996, between the
                 Company and Creative Media International, Inc.
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                              CONSULTING AGREEMENT


     This Agreement is effective as of the 9th day of April, 1996, by and between Hollywood Trenz, Inc., a Delaware corporation (the "Company") and Creative Media International, Inc. (the "Consultant").

     WHEREAS, the Company is a public company; and

     WHEREAS, the Consultant is in the business of assisting public companies in financial relations; and

     WHEREAS, the Company desires to retain the Consultant to provide consulting services for the Company.

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1. Duties and Involvement.

        a. The Company hereby engages Consultant to provide financial and public relations services. Such services will generally include advice to and consulting with the Company's management concerning marketing surveys, investor profile information, methods of expanding investor support and increasing investor awareness of the Company and its products and/or services. Consultant will also provide additional services to the Company, including broker relations, assisting in the preparation and formatting of due diligence meetings, and attendance at conventions and trade shows, all as more fully set forth in Exhibit "A" attached hereto and incorporated herein by reference.

        b. Consultant acknowledges that it is not an officer, director, or agent of the Company, that it is not and will not be responsible for any management decisions on behalf of the Company and that it may not commit the Company to any action. Consultant represents that it does not have, through stock ownership or otherwise, the power to control the Company nor to exercise any dominating influence over its management.

     2. Term.

        This  Agreement  shall  continue for twelve (12) months from the date of
this  Agreement;   provided  that  Consultant's   employment  hereunder  may  be
terminated during the term of this Agreement under the following circumstances:

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        a. Cause. The Company may immediately terminate Consultant's  employment hereunder for cause without prior notice. For purposes of this Agreement, the Company shall have "cause" to terminate Consultant's employment hereunder upon
(i) the willful failure or refusal by Consultant to perform its duties hereunder; or (ii) Consultant's willful misconduct which is materially injurious to the Company, monetarily or otherwise; or (iii) the violation by Consultant of the provisions of this Agreement.

        b. Termination by the Company with Notice. The Company may terminate this Agreement at any time upon 30 days' written notice.

     3. Compensation.

        As total and complete consideration for the services to be provided by Consultant to the Company;

        The Company agrees to issue to Consultant 500,000 free trading shares of the Company's Common Stock in such installments and at such times during the term of this Agreement as the Company's management shall determine that the shares have been earned by the performance of the services required pursuant to the terms of this Agreement.

     4. Services not Exclusive.

        The Consultant shall devote such of its time and effort necessary to the discharge of its duties hereunder. The Company acknowledges that the Consultant is engaged in other business activities and that it will continue such activities during the term of this Agreement. The Consultant shall not be restricted from engaging in other business activities during the term of this Agreement.

     5. Confidentiality.

        Consultant acknowledges that it will have access to confidential information regarding the Company and its business. Consultant agrees that it will not, during or subsequent to the term of this Agreement, divulge, furnish or make accessible to any person (other than with the written permission of the Company) any knowledge or information or plans of the Company with respect to the Company or its business, including, but not limited to, the products of the Company, whether in the concept or development stage or being marketed by the Company on the effective date of this Agreement or during the term hereof.

     6. Covenant not to Compete.

        During the term of this Agreement, Consultant warrants, represents and agrees that it will not directly or indirectly compete with the Company.


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        Investment Representation.

        a. Access to Information.

            The Consultant represents and warrants that it has access to all information available to the Company concerning its condition, financial and otherwise, its management, its business and its prospects. The Consultant represents that it has received a copy of the Company's most recent Form 10-KSB and any subsequent Forms 10-QSB and Forms 8-K (the "Disclosure Documents"). The Consultant represents that it has read the Disclosure Documents and has reviewed all available information with its legal, financial and investment advisors to the extent that it deemed such review necessary or appropriate. The Consultant acknowledges that it is aware that because of the Company's financial position and other factors, the acquisition of the shares to be paid to Consultant as compensation involves a high degree of risk, including the risk that the Consultant may lose the entire investment in the shares of Common Stock.

The Consultant further represents that it and its advisors have been afforded the opportunity to discuss the Company with its management. As a result, the Consultant is cognizant of the financial condition and operations of the Company, has available full information concerning its affairs and has been able to evaluate the merits and risks of the investment in the Common Stock. The Consultant represents and warrants to the Company that it has received from the Company and otherwise has access to all information necessary to verify the accuracy of the information contained in the Disclosure Documents.

        b. Registration of Securities.

            The Company agrees at its expense to file a Registration Statement on Form S-8 to register the shares prior to the first issuance of shares under
Section 3 hereof.

     7. Assignment.

        This Agreement may not be assigned by either party hereto.


     8. Arbitration.

        Any dispute arising between Consultant and the Company concerning this Agreement or its interpretation shall be resolved by submission to arbitration in Ft. Lauderdale, Florida, in accordance with the rules of the American Arbitration Association then in effect. Any award made by such arbitrators shall be binding and conclusive for all purposes thereof, may include injunctive relief, and may be entered as a final judgment in any court of competent jurisdiction. The costs and expenses of such arbitration shall be borne in accordance with the determination of the arbitrators.

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     9. Notices.

        All notices required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given: (i) two hours after delivered personally to the party to be notified; or (ii) three business days after deposited in the U.S. mail, postage paid via registered or certified mail, return receipt requested. Notices to the Company shall be addressed to its Chairman at its principal executive office, and to the Consultant at the address set forth beneath the signature line, or to such other addresses as either party may designate by notice to the other party.

     10. Governing Law.

        This Agreement shall be construed by and enforced in accordance with the laws of the State of Florida.

     11. Entire Agreement.

        This Agreement contains the entire understanding and agreement between the parties. There are no other agreements, conditions or representations, oral or written, express or implied, with regard thereto. This Agreement may be amended only in writing signed by both parties.

     12. Non-waiver.

        A delay or failure by either party to exercise a right under this Agreement, or a partial or single exercise of that right, shall not constitute a waiver of that or any other right.

     13. Headings.

        Headings in this Agreement are for convenience only and shall not be used to interpret or construe its provisions.

     14. Counterparts.

        This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

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     15. Binding Effect.

        The provisions of this Agreement shall be binding upon the parties, their successors and assigns.

     16. Severability.

        If any provisions of this Agreement or application thereof to any person or circumstance shall be deemed or held to be invalid, illegal or unenforceable to any extent, the remainder of this Agreement shall not be affected and the application of such affected provision shall be enforced to the greatest extent possible under law.

     17. Pronouns.

        All the words used in this Agreement, regardless of the number and gender in which they are used, shall be deemed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context may require.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement to be effective as of the day and year first above written.




HOLLYWOOD TRENZ, INC.                   CREATIVE MEDIA
INTERNATIONAL, INC.


By:  /S/ EDWARD R. SHOWALTER            By:  /S/  RICHARD MARGULIES
    ----------------------------            ------------------------------------
    Edward R. Showalter                      Richard Margulies
    Chairman, President, C.E.O.              Vice President
    3471 N. Federal Highway, Suite 501       Rariton Plaza III, Corp. Plaza
    Ft. Lauderdale, FL 33306                 101 Fieldcrest Avenue
                                             Edison, NJ 08837


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                                    Exhibit A

                           FINANCIAL RELATIONS PACKAGE
                                       BY
                       CREATIVE MEDIA INTERNATIONAL, INC.



         Broker Solicitation Campaign

            Consultant  will provide,  for a  twelve-month  period,  specialized professional financial public relations services, via direct personal telephone contact, to inform, update and generate interest in the Company and its stock on the part of select brokers and market makers.

         Print media advertisements, geared to both brokers and investors

            Advertisements geared to both brokers and investors, will be created by Consultant and inserted regularly over a twelve- month period in several major financial and investment-related publications. The emphasis here is to utilize publications that target and deliver large numbers of brokers and investors.

         Direct Investor Mailer

            Consultant will create a direct mail piece, highlighting the Company and the benefits of owning the Company's stock. It will be mailed to selected investors. The piece will include an identifying phone number, enabling investors to respond immediately. The Consultant's services include creative writing, design artwork, printing and list rentals.

         Person to Person Campaign

            This will provide executives of the Company with the opportunity to present the Company directly to audiences of registered brokers, analysts and money managers seeking investment ideas and recommendations for their clients. In addition, the Company's participation in a series of specially- scheduled events will provide executives of the Company with an exceptional opportunity to meet and consult with investment analysts and portfolio managers representing all primary investment centers in the United States with special emphasis on the Company's "targeted" list of investment professionals. This campaign will provide the Company with an extremely effective and efficient format to tell its story to leading investors.

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